CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Roex, Inc.
Irvine, California

We hereby consent to the use in the Prospectus constituting a part of the Registration Statement No. 333-92299 on Form SB-2, of our report dated January 19, 2000, relating to the financial statements of Roex, Inc. as of December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ Stonefield Josephson, Inc
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
June 29, 2000